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                                                                    Exhibit 11.a



                          THE WILLIAMS COMPANIES, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
                 Three months ended September 30, 1995 and 1994

                                                                                             (Thousands, except
                                                                                             per-share amounts)
                                                                                           -----------------------
                                                                                            1995            1994
                                                                                           -------        --------
Primary earnings:
  Income from continuing operations                                                        $68,500        $ 32,200
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         1,500           2,200
    $3.50 cumulative convertible preferred stock                                             2,100               -
    Effect of preferred stock exchange                                                       3,500               -
                                                                                           -------        --------
  Income from continuing operations, net of  preferred stock dividends                      61,400          30,000
  Income from discontinued operations                                                            -          23,400
                                                                                           -------        --------
  Income applicable to common stock                                                        $61,400        $ 53,400
                                                                                           =======        ========

Primary shares:
  Average number of common shares outstanding during the period                            102,054         103,697
  Common-equivalent shares attributable to options and deferred stock                        3,453           1,089
                                                                                           -------        --------
  Total common and common-equivalent shares                                                105,507         104,786
                                                                                           =======        ========

Primary earnings per common and common-equivalent share:
  Income from continuing operations                                                          $ .58           $ .29
  Income from discontinued operations                                                            -             .22
                                                                                             -----           -----
  Net income                                                                                 $ .58           $ .51
                                                                                             =====           =====

Fully diluted earnings:
  Income from continuing operations                                                        $68,500        $ 32,200
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         1,500           2,200
    Effect of preferred stock exchange                                                       3,500               -
                                                                                           -------        --------
  Income from continuing operations, net of preferred stock dividends                       63,500          30,000
  Income from discontinued operations                                                            -          23,400
                                                                                           -------        --------
  Income applicable to common stock                                                        $63,500        $ 53,400
                                                                                           =======        ========

Fully diluted shares:
  Average number of common shares outstanding during the period                            102,054         103,697
  Common-equivalent shares attributable to options and deferred stock                        3,626           1,089
  Dilutive preferred shares                                                                  3,907               -
                                                                                           -------        --------
  Total common and common-equivalent shares                                                109,587         104,786
                                                                                           =======        ========

Fully diluted earnings per common and common-equivalent share:
  Income from continuing operations                                                          $ .58           $ .29
  Income from discontinued operations                                                            -             .22
                                                                                             -----           -----
  Net income                                                                                 $ .58           $ .51
                                                                                             =====           =====
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